UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)
2105 City West Blvd., Suite 500 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

Omega Protein Corporation (the “Company”) has previously disclosed that in October 2016 it received a Civil Investigative Demand from the U.S. Department of Justice requesting information in connection with a False Claims Act investigation concerning a Company May 2010 certification to the U.S. Department of Commerce that its Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. The Company has also previously disclosed that the Title XI loan was repaid in full in November 2015 and that the Company and its subsidiaries currently have no Title XI indebtedness outstanding. On May 12, 2017, the Company received a subpoena from the Securities and Exchange Commission (“SEC”) seeking documents relating to its Title XI loans, including documents relating to the Company’s public disclosures that it was in compliance with all of the covenants in the loan agreements for such Title XI loans.

The same SEC subpoena also calls for the production of documents concerning Omega Protein’s calculation of its cost of sales for fiscal years 2014 through 2016, including documents related to its statement that “[t]he decrease in cost per unit of sales is primarily due to lower cost per unit for beginning of year inventory as a result of higher fish catch and production in the 2015 fishing season compared to 2014.” The subpoena also seeks documents reflecting Omega Protein’s accounting policies and procedures for inventories and cost of sales for fiscal years 2014 through 2016, including its methodologies for calculating and allocating direct and indirect costs.

The Company intends to comply with the SEC’s subpoena. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 16, 2017	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel